Exhibit 99.1

July 21, 2016

Contact:	Investor contact:
Media Relations	Lavanya Sareen
(206) 304-0008	Managing Director, Investor Relations
(206) 392-5656

Alaska Air Group Reports Record Second Quarter 2016 Results
Financial Highlights:

•
Reported record second quarter net income, excluding special items, of $263 million, a 14% increase over the second quarter of 2015. Adjusted diluted earnings per share of $2.12 was a 20% increase over the second quarter of 2015. This quarter's results exceed First Call analyst consensus estimate of $2.09 per share.

•
Reported net income for the second quarter under Generally Accepted Accounting Principles (GAAP) of $260 million or $2.10 per diluted share, compared to net income of $234 million, or $1.79 per diluted share in 2015.

•	Paid $0.275 per-share quarterly cash dividend in the second quarter, a 38% increase over the dividend paid in the second quarter of 2015.

•	Generated approximately $900 million of operating cash flow and $560 million of free cash flow in the first six months of 2016.

•	Grew passenger revenues by 3% compared to the second quarter of 2015.

•	Expanded adjusted pre-tax margins from 25.7% in the second quarter of 2015, to 28.4% in the second quarter of 2016.

•	Achieved 25.3% adjusted pre-tax margin on a trailing twelve month basis.

•	Achieved return on invested capital of 25.9% for the 12-month period ending June 30, 2016, compared to 22.0% for the 12-month period ending June 30, 2015.

•	Lowered adjusted debt-to-capitalization ratio to 25% as of June 30, 2016.

•	Held $1.6 billion in unrestricted cash and marketable securities as of June 30, 2016.

Planned Acquisition of Virgin America:

•	Announced proposed acquisition of Virgin America, Inc. (Virgin America) on April 4, 2016.

•
Announced Peter Hunt, currently Virgin America's senior vice president and chief financial officer, as the president of the planned Virgin America subsidiary upon transaction close, expected in the fourth quarter this year.

•	Recorded special items of $14 million in the second quarter for merger-related costs.

Operational Highlights:

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2016 by J.D. Power for the ninth year in a row.

•	Ranked "Highest in Customer Satisfactions With Airline Loyalty Rewards Programs" in 2016 by J.D. Power for the third consecutive year.

•	Joined the Standard & Poors 500 Index. Companies included in the S&P 500 are chosen by the S&P Index Committee based on their size, earnings history and liquidity, among other factors.

•
Announced enhanced benefits to the Alaska Airlines Visa Signature credit card and the Alaska Airlines Visa Business credit card including the elimination of foreign transaction fees and increased bonus miles.

•	Held the No. 1 spot in U.S. Department of Transportation on-time performance among the six largest U.S. airlines for the 12 months ended May 2016.

•	Ranked in the Top 200 in the 2016 Forbes "America's Best Employers" survey.

•	Ranked among the Fortune 500 for the third year in a row.

•	Announced a new codeshare agreement and frequent flier partnership with Japan Airlines, providing Alaska customers seamless travel and mileage earning opportunities.

•	Flew the first commercial flight using sustainable alcohol-to-jet biofuel made from U.S. grown corn, continuing Alaska's commitment to reduce its carbon emissions.

•	Received the Department of Defense 2016 Freedom Award, the highest recognition given to employers by the U.S. government for their support of National Guard and Reserve members.

•
Received the Seattle-Tacoma International Airport Green Gateway Environmental Excellence Award for the second year in a row, as a result of efforts in reducing emissions, recycling and waste reduction and lowered energy consumption.

•	Received 15th Diamond Awards of Excellence from the Federal Aviation Administration, recognizing both Alaska and Horizon's aircraft technicians for their commitment to training.

•	Earned first place in the commercial aviation division and first place overall at the 2016 Annual International Aerospace Maintenance Competition, surpassing over 50 teams from around the globe.

New routes launched and announced in the second quarter are as follows:

New Non-Stop Routes Launched in Q2	New Non-Stop Routes Announced (Launch Dates)
San Diego to San Jose, California	Portland, Oregon to Sun Valley, Idaho (12/17/16)
San Jose to Orange County, California	Portland to Orlando, Florida (3/16/17)
Portland to Atlanta	San Diego to Steamboat Springs, Colorado (12/17/16)
Anchorage, Alaska to Spokane, Washington	Seattle to San Luis Obispo, California (4/13/17)
Los Angeles to Havana, Cuba (TBD)(a)
(a) Tentatively awarded by the Department of Transportation (DOT). Final DOT determination is expected during the third quarter of 2016.

SEATTLE — Alaska Air Group, Inc., (NYSE: ALK) today reported second quarter 2016 GAAP net income of $260 million, or $2.10 per diluted share, compared to $234 million, or $1.79 per diluted share in the second quarter of 2015. Excluding the impact of mark-to-market fuel hedge adjustments and merger costs, the company reported record adjusted net income of $263 million, or $2.12 per diluted share, compared to adjusted net income of $230 million, or $1.76 per diluted share, in 2015.

“This was a great quarter for us.  From strong operational and financial performance to a growing customer base, our team delivered,” said chief executive officer Brad Tilden.  “I want to thank our terrific people, who were once again recognized by JD Power for having the highest customer satisfaction among traditional network airlines for the 9th consecutive year.  All of us at Alaska are enthusiastically looking forward to our merger with Virgin America and creating a larger national reach while fortifying our presence along the entire west coast.”

The following table reconciles the company's reported GAAP net income and earnings per diluted share (Diluted EPS) during the second quarters of 2016 and 2015 to adjusted amounts:

	Three Months Ended June 30,
	2016		2015
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income	$260	$2.10	$234	$1.79
Mark-to-market fuel hedge adjustments, net of tax	(6)	(0.05)	(4)	(0.03)
Special items - merger costs, net of tax	9	0.07	$—	$—
Non-GAAP adjusted income and per-share amounts	$263	$2.12	$230	$1.76
Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the second quarter results will be simulcast on the internet at 8:30 a.m. Pacific time on July 21, 2016. It can be accessed through the company's website at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

Additional Information About the Merger and Where to Find It
This communication may be deemed to be solicitation material in respect of the merger of Virgin America, Inc. (“Virgin America”) with a wholly owned subsidiary of Alaska Air Group. Virgin America has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement, in connection with the solicitation of proxies for the merger. The definitive proxy statement contains important information about the proposed merger and related matters. BEFORE MAKING A VOTING DECISION, STOCKHOLDERS OF VIRGIN AMERICA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VIRGIN AMERICA AND THE MERGER. Stockholders may obtain copies of the proxy statement and other relevant materials and any other documents filed by Virgin America with the SEC for no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from Virgin America by contacting Virgin America’s Investor Relations Department by telephone at (650) 762-7000, by mail to Virgin America Inc., Attention: Investor Relations Department, 555 Airport Boulevard, Burlingame, California 94010, or by going to Virgin America’s Investor Relations page on its corporate website at http://ir.virginamerica.com.
Participants in the Solicitation
Alaska Air Group, Virgin America and certain of their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Virgin America’s stockholders in respect of the merger. Information concerning the ownership of Virgin America securities by Virgin America’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Virgin America’s directors and executive officers is also available in Virgin America’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 25, 2016, and is supplemented by other public filings made, and to be made, with the SEC by Virgin America. Information concerning Alaska Air Group’s directors and executive officers is available in Alaska Air Group’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on April 1, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, is set forth in the definitive proxy statement that Virgin America has filed with the SEC in connection with the special meeting of stockholders to be held on July 26, 2016. These documents can be obtained free of charge from the sources indicated above.
Forward-Looking Statements
This communication contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended.  These statements relate to future events, Alaska Air Group and the proposed merger of Virgin America with a wholly owned subsidiary of Alaska Air Group. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “ expect,” “may,” “likely,” “should,” “project,” “could,” “plan,” “goal,” “potential,” “pro forma,” “seek,” “estimate,” “intend” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations and services of Alaska Air Group. Alaska Air Group cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks and uncertainties include the following: the failure to obtain Virgin America stockholder approval of the proposed merger; the possibility that the closing conditions to the proposed merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; delay in closing the merger or the possibility of non-consummation of the merger; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated merger may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the merger to Virgin America and its management; the effect of the announcement of the merger on Virgin America’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations; general economic conditions; increases in operating costs including fuel; competition; inability to meet cost reduction goals; seasonal fluctuations in our financial results; an aircraft accident; and changes in laws and regulations. These risks and others relating to Alaska Air Group are described in greater detail in Alaska Air Group’s SEC filings, including Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Alaska Air Group makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

###

Alaska Airlines, together with its regional partners, flies 32 million customers a year to more than 110 cities with an average of 970 daily flights throughout the United States, including Hawaii, Canada, Costa Rica, and Mexico. With Alaska’s 17 global airline partners, customers can earn and redeem miles to more than 800 destinations worldwide. Onboard, customers are invited to make the most of their flight with amenities like power outlets at every seat, streaming entertainment direct to your device, Wi-Fi and an inspired food and beverage selection featured on most flights. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North American Airline Satisfaction Study for nine consecutive years from 2008 to 2016. Alaska Airlines Mileage Plan also ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. Alaska Airlines is a subsidiary of Alaska Air Group (NYSE: ALK). Learn more on the airline’s newsroom, blog, alaskaair.com, @AlaskaAir, facebook.com/alaskaairlines and linkedin.com/company/alaska-airlines.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per-share amounts)	2016	2015	Change	2016	2015	Change
Operating Revenues:
Passenger
Mainline	$1,036	$1,019	2%	$1,963	$1,920	2%
Regional	227	212	7%	433	398	9%
Total passenger revenue	1,263	1,231	3%	2,396	2,318	3%
Freight and mail	27	30	(10)%	51	53	(4)%
Other - net	204	176	16%	394	335	18%
Total Operating Revenues	1,494	1,437	4%	2,841	2,706	5%

Operating Expenses:
Wages and benefits	332	305	9%	668	611	9%
Variable incentive pay	32	32	—%	64	58	10%
Aircraft fuel, including hedging gains and losses	201	261	(23)%	368	496	(26)%
Aircraft maintenance	65	52	25%	133	115	16%
Aircraft rent	26	26	—%	55	52	6%
Landing fees and other rentals	63	66	(5)%	143	137	4%
Contracted services	60	51	18%	120	102	18%
Selling expenses	55	54	2%	104	107	(3)%
Depreciation and amortization	92	79	16%	180	155	16%
Food and beverage service	31	28	11%	62	53	17%
Third-party regional carrier expense	24	17	41%	47	33	42%
Other	81	94	(14)%	175	177	(1)%
Special items - merger costs	14	—	NM	14	—	NM
Total Operating Expenses	1,076	1,065	1%	2,133	2,096	2%
Operating Income	418	372	12%	708	610	16%

Nonoperating Income (Expense):
Interest income	7	6		13	11
Interest expense	(9)	(11)		(22)	(22)
Interest capitalized	7	8		15	16
Other - net	(3)	1		(2)	1
Total Nonoperating Income (Expense)	2	4		4	6
Income Before Income Tax	420	376		712	616
Income tax expense	160	142		268	233
Net Income	$260	$234		$444	$383

Basic Earnings Per Share:	$2.11	$1.80		$3.58	$2.93
Diluted Earnings Per Share:	$2.10	$1.79		$3.56	$2.91

Shares Used for Computation:
Basic	123.250	129.236		123.900	130.173
Diluted	123.988	130.255		124.715	131.271

Cash dividend declared per share:	$0.275	$0.20		$0.550	$0.40

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	June 30, 2016	December 31, 2015
Cash and marketable securities	$1,607	$1,328

Total current assets	2,003	1,663
Property and equipment-net	4,959	4,802
Other assets	73	65
Total assets	7,035	6,530

Air traffic liability	870	669
Current portion of long-term debt	117	114
Other current liabilities	1,074	1,022
Current liabilities	2,061	1,805
Long-term debt	509	569
Other liabilities and credits	1,838	1,745
Shareholders' equity	2,627	2,411
Total liabilities and shareholders' equity	$7,035	$6,530

Debt-to-capitalization ratio, adjusted for operating leases(a)	25%:75%	27%:73%

Number of common shares outstanding	123.080	125.175

(a)	Calculated using the present value of remaining aircraft lease payments.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Change	2016	2015	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	8,647	8,024	7.8%	16,482	15,340	7.4%
RPMs (000,000) "traffic"	9,397	8,451	11.2%	17,968	16,173	11.1%
ASMs (000,000) "capacity"	11,062	9,949	11.2%	21,515	19,206	12.0%
Load factor	84.9%	84.9%	—	83.5%	84.2%	(0.7)pts
Yield	13.44¢	14.56¢	(7.7)%	13.34¢	14.33¢	(6.9)%
PRASM	11.42¢	12.37¢	(7.7)%	11.14¢	12.07¢	(7.7)%
RASM	13.51¢	14.44¢	(6.4)%	13.21¢	14.09¢	(6.2)%
CASM excluding fuel and special items(b)	7.78¢	8.08¢	(3.7)%	8.14¢	8.33¢	(2.3)%
Economic fuel cost per gallon(b)	$1.53	$2.12	(27.8)%	$1.41	$2.05	(31.2%)
Fuel gallons (000,000)	138	126	9.5%	270	245	10.2%
ASM's per gallon	80.2	79.0	1.5%	79.7	78.4	1.7%
Average number of full-time equivalent employees (FTE)	14,470	13,793	4.9%	14,414	13,534	6.5%

Mainline Operating Statistics:
Revenue passengers (000)	6,282	5,787	8.6%	11,925	11,022	8.2%
RPMs (000,000) "traffic"	8,456	7,662	10.4%	16,172	14,657	10.3%
ASMs (000,000) "capacity"	9,875	8,984	9.9%	19,229	17,330	11.0%
Load factor	85.6%	85.3%	0.3pts	84.1%	84.6%	(0.5)pts
Yield	12.25¢	13.29¢	(7.8)%	12.14¢	13.10¢	(7.3)%
PRASM	10.49¢	11.34¢	(7.5)%	10.21¢	11.08¢	(7.9)%
RASM	12.61¢	13.40¢	(5.9)%	12.31¢	13.09¢	(6.0)%
CASM excluding fuel and special items(b)	6.88¢	7.17¢	(4.0)%	7.18¢	7.41¢	(3.1)%
Economic fuel cost per gallon(b)	$1.52	$2.12	(28.3)%	$1.40	$2.05	(31.7%)
Fuel gallons (000,000)	118	110	7.3%	231	213	8.5%
ASM's per gallon	83.7	81.7	2.4%	83.2	81.4	2.2%
Average number of FTE's	11,261	10,726	5.0%	11,192	10,553	6.1%
Aircraft utilization	10.8	11.1	(2.7%)	10.7	10.8	(0.9)%
Average aircraft stage length	1,177	1,191	(1.2%)	1,195	1,195	—%
Operating fleet	152	140	12 a/c	152	140	12 a/c

Regional Operating Statistics:(c)
Revenue passengers (000)	2,365	2,237	5.7%	4,558	4,318	5.6%
RPMs (000,000) "traffic"	941	789	19.3%	1,796	1,516	18.5%
ASMs (000,000) "capacity"	1,187	965	23.0%	2,287	1,876	21.9%
Load factor	79.3%	81.8%	(2.5)pts	78.5%	80.8%	(2.3)pts
Yield	24.17¢	26.92¢	(10.2)%	24.13¢	26.28¢	(8.2)%
PRASM	19.16¢	21.99¢	(12.9)%	18.95¢	21.25¢	(10.8)%
Operating fleet	69	63	6 a/c	69	63	6 a/c
(a)     Except for full-time equivalent employees, data includes information related to third-party regional capacity purchase flying arrangements.

(b)
See a reconciliation of operating expenses excluding fuel and special items, a reconciliation of economic fuel costs, and Note A in the accompanying pages, for a discussion of why these measures may be important to investors.

(c)	Data presented includes information related to flights operated by Horizon Air and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended June 30, 2016
	Alaska
(in millions)	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,036	$—	$—	$—	$1,036	$—	$1,036
Regional	—	227	—	—	227	—	227
Total passenger revenues	1,036	227	—	—	1,263	—	1,263
CPA revenues	—	—	110	(110)	—	—	—
Freight and mail	26	1	—	—	27	—	27
Other-net	184	19	1	—	204	—	204
Total operating revenues	1,246	247	111	(110)	1,494	—	1,494

Operating expenses
Operating expenses, excluding fuel	679	192	101	(111)	861	14	875
Economic fuel	180	31	—	—	211	(10)	201
Total operating expenses	859	223	101	(111)	1,072	4	1,076

Nonoperating income (expense)
Interest income	6	—	1	—	7	—	7
Interest expense	(4)	—	(4)	(1)	(9)	—	(9)
Other	3	—	—	1	4	—	4
Total Nonoperating income (expense)	5	—	(3)	—	2	—	2
Income (loss) before income tax	$392	$24	$7	$1	$424	$(4)	$420

	Three Months Ended June 30, 2015
	Alaska
(in millions)	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,019	$—	$—	$—	$1,019	$—	$1,019
Regional	—	212	—	—	212	—	212
Total passenger revenues	1,019	212	—	—	1,231	—	1,231
CPA revenues	—	—	99	(99)	—	—	—
Freight and mail	28	2	—	—	30	—	30
Other-net	156	19	1	—	176	—	176
Total operating revenues	1,203	233	100	(99)	1,437	—	1,437

Operating expenses
Operating expenses, excluding fuel	645	169	90	(100)	804	—	804
Economic fuel	232	35	—	—	267	(6)	261
Total operating expenses	877	204	90	(100)	1,071	(6)	1,065

Nonoperating income (expense)
Interest income	5	—	—	1	6	—	6
Interest expense	(7)	—	(1)	(3)	(11)	—	(11)
Other	7	—	(1)	3	9	—	9
Total Nonoperating income (expense)	5	—	(2)	1	4	—	4
Income (loss) before income tax	$331	$29	$8	$2	$370	$6	$376

	Six Months Ended June 30, 2016
	Alaska
	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	1,963	—	$—	$—	$1,963	$—	$1,963
Regional	—	433	—	—	433	—	433
Total passenger revenues	1,963	433	—	—	2,396	—	2,396
CPA revenues	—	—	213	(213)	—	—	—
Freight and mail	49	2	—	—	51	—	51
Other - net	356	36	2	—	394	—	394
Total operating revenues	2,368	471	215	(213)	2,841	—	2,841

Operating expenses
Operating expenses, excluding fuel	1,380	378	206	(213)	1,751	14	1,765
Economic fuel	324	56	—	—	380	(12)	368
Total operating expenses	1,704	434	206	(213)	2,131	2	2,133

Nonoperating income (expense)
Interest income	12	—	1	—	13	—	13
Interest expense	(16)	—	(5)	(1)	(22)	—	(22)
Other	10	—	—	3	13	—	13
Total Nonoperating income (expense)	6	—	(4)	2	4	—	4
Income (loss) before income tax	$670	$37	$5	$2	$714	$(2)	$712

	Six Months Ended June 30, 2015
	Alaska
	Mainline	Regional	Horizon	Parent & Consolidating(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating revenues
Passenger
Mainline	$1,920	$—	$—	$—	$1,920	$—	$1,920
Regional	—	398	—	—	398	—	398
Total passenger revenues	1,920	398	—	—	2,318	—	2,318
CPA revenues	—	—	198	(198)	—	—	—
Freight and mail	50	3	—	—	53	—	53
Other - net	298	35	2	—	335	—	335
Total operating revenues	2,268	436	200	(198)	2,706	—	2,706

Operating expenses
Operating expenses, excluding fuel	1,284	333	181	(198)	1,600	—	1,600
Economic fuel	436	66	—	—	502	(6)	496
Total operating expenses	1,720	399	181	(198)	2,102	(6)	2,096

Nonoperating income (expense)
Interest income	10	—	—	1	11	—	11
Interest expense	(14)	—	(5)	(3)	(22)	—	(22)
Other	14	—	—	3	17	—	17
Total Nonoperating income (expense)	10	—	(5)	1	6	—	6
Income (loss) before income tax	$558	$37	$14	$1	$610	$6	$616

(a)	Includes consolidating entries, Parent Company, and other immaterial business units.

(b)
The adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocations and does not include certain charges. See Note A in the accompanying pages for further information.

(c)	Includes accounting adjustments related to mark-to-market fuel-hedge accounting charges, and other special items described previously.

Alaska Air Group, Inc.

CASM EXCLUDING FUEL RECONCILIATION (unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
(in cents)	2016		2015		2016		2015
Consolidated:
CASM	9.73	¢	10.70	¢	9.91	¢	10.91	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.82		2.62		1.71		2.58
Special items - merger costs	0.13		—		0.06	¢	—
CASM excluding fuel and special items	7.78	¢	8.08	¢	8.14	¢	8.33	¢

Mainline:
CASM	8.60	¢	9.70	¢	8.80	¢	9.89	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	1.72		2.53		1.62		2.48
CASM excluding fuel and special items	6.88	¢	7.17	¢	7.18	¢	7.41	¢

FUEL RECONCILIATIONS (unaudited)
	Three Months Ended June 30,
	2016		2015
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$207	$1.50	$262	$2.08
Losses on settled hedges	4	0.03	5	0.04
Consolidated economic fuel expense	211	1.53	267	2.12
Mark-to-market fuel hedge adjustment	(10)	(0.07)	(6)	(0.05)
GAAP fuel expense	$201	$1.46	$261	$2.07
Fuel gallons	138		126

	Six Months Ended June 30,
	2016		2015
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$372	$1.38	$492	$2.01
Losses on settled hedges	8	0.03	10	0.04
Consolidated economic fuel expense	$380	$1.41	$502	$2.05
Mark-to-market fuel hedge adjustment	(12)	(0.04)	(6)	(0.02)
GAAP fuel expense	$368	$1.37	$496	$2.03
Fuel gallons	270		245

Note A: Pursuant to Regulation G, we have provided reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

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By eliminating fuel expense and certain special items from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long term, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

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Cost per ASM (CASM) excluding fuel and certain special items is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•	Adjusted Income before income tax and CASM excluding fuel, and other special items, are important metrics for the employee incentive plan that covers all Air Group employees.

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CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

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Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as mark-to-market hedging adjustments or Virgin America merger-related costs, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

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Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

Note B: Air Group has two operating airlines - Alaska Airlines and Horizon Air. Each is a regulated airline with separate management teams primarily in operational roles. To manage the two operating airlines, management views the business in three operating segments. Alaska operates a fleet of passenger jets (Alaska Mainline) and contracts with Horizon, SkyWest Airlines, Inc. (SkyWest), and Peninsula Airways, Inc. (PenAir) for regional capacity under which Alaska receives all passenger revenue from those flights (Alaska Regional). Horizon operates a fleet of turboprop aircraft and sells all of its capacity to Alaska pursuant to a capacity purchase arrangement (Horizon). The Company believes the amounts paid by Alaska to Horizon approximate current market rates received by other regional carriers for similar flying and are available to pay for various Horizon operating expenses such as crew expenses, maintenance, and aircraft ownership costs. All inter-company revenues and expenses between Alaska and Horizon are eliminated in consolidation.

Glossary of Terms

Aircraft Utilization - block hours per day; this represents the average number of hours our aircraft are flying

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 jets and all associated revenues and costs

PRASM - passenger revenue per ASM; commonly called “passenger unit revenue”

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Alaska Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Alaska Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile